Exhibit 99.1

CONTACT Intervoice, Inc. Corbin Baumel + 1 (972) 454-8737	FOR IMMEDIATE RELEASE

26-05

Intervoice Announces Results for the First Quarter of Fiscal 2006
Sales of $43.3 Million and Net Income of $0.10 Per Diluted Share

DALLAS — June 20, 2005 — Intervoice, Inc. (NASDAQ: INTV) today reported revenues of $43.3 million for its first fiscal quarter ended May 31, 2005, a 3.2 percent increase from $41.9 million of revenues posted in the same quarter last year. Net income for the first quarter of fiscal 2006 was $3.9 million, or $0.10 per diluted share. Net income reflects a 23 percent improvement from net income of $3.2 million, or $0.08 per diluted share, posted in the first quarter of last year.

Cash balances increased by $1.2 million to $61.4 million during the first quarter of fiscal 2006, and the Company reduced its total debt balance to zero through repayments totaling $1.7 million. Working capital increased from $43.8 million at February 28, 2005 to $47.5 million at May 31, 2005.

“Our financial strength and profitability provide a strong foundation for growth,” said Craig Holmes, the Company’s Executive Vice President and Chief Financial Officer. “I am pleased that our business model continued to deliver solid profitability during a challenging quarter.”

The Company’s solutions backlog of $28.5 million at May 31, 2005, is down from $43.2 million at May 31, 2004 and down from $35.4 million at the end of last quarter. The Company’s May 31, 2005 backlog excludes a purchase order for $5.8 million received prior to quarter end for which the associated signed contract was not received until after quarter end.

“The current softness in the market for our enterprise solutions is disappointing, but we are very pleased with our sales and pipeline for our new Omvia Media Exchange solution,” said Bob Ritchey, the Company’s President and CEO. “We believe the Company’s long-term outlook continues to be favorable, and I currently believe revenues for the second quarter of fiscal 2006 will be in the $40 million to $45 million range. I look forward to discussing details of our first fiscal quarter and outlook for the future in tomorrow’s conference call with investors.”

The Company has scheduled a conference call for 9:00 a.m. central time on Tuesday, June 21, 2005, to discuss its first fiscal quarter results and its outlook for the future. To participate in the call, dial 719-457-2637. The conference call confirmation code is 4244375. A webcast and replay of the call will be available at the Company’s Web site: www.intervoice.com.

Intervoice has included in this press release certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning its business and operations that are based on management’s current beliefs. All statements other than statements of historical fact in this press release are forward–looking statements. Readers are cautioned to read the risks and uncertainties, described in the Company’s filings with the Securities and Exchange Commission, including without limitation, the risks and uncertainties set forth under the caption entitled “Cautionary Disclosures to Qualify Forward Looking Statements” in the Company’s Annual Report filed on Form 10-K and Quarterly Reports filed on Form 10-Q. Intervoice cautions current and potential investors that such risks and uncertainties could result in material differences from the forward-looking statements in this press release.

About Intervoice
Intervoice, Inc. (NASDAQ: INTV) provides leading enterprises and network operators with the platform, software, applications and services necessary to optimize the customer experience through voice automation solutions. Omvia®, the open, standards-based Intervoice product suite, offers unparalleled flexibility for advanced multi-media messaging, portal, IVR and payment applications. The Company’s two market units focus on enterprise and network markets, providing solutions that improve operational efficiencies, drive revenue and increase customer satisfaction and loyalty. Building on more than 20 years of systems integration and service delivery experience, the Professional Services Agility Suite from Intervoice is designed to provide proven best practices toward design, implementation, and optimization of voice applications. Intervoice systems have been proven in more than 23,000 implementations worldwide at companies across a variety of industries including: Ameritrade, Amtrak, Atmos Energy, Citibank, CSX Transportation, MasterCard, O2, Rogers Wireless, SBC, Travelocity, Verizon and Vodafone. A Microsoft Certified Partner and Certified Partner for Learning Solutions, Intervoice is headquartered in Dallas with offices in Europe, the Middle East, South America, Africa and Asia-Pacific. For more information, visit www.intervoice.com.

# # #

INTERVOICE, INC.
CONSOLIDATED BALANCE SHEETS

	(In Thousands, Except Share and Per Share Data)
ASSETS	May 31, 2005	February 28, 2005
	(Unaudited)
Current Assets
Cash and cash equivalents	$61,416	$60,242
Trade accounts receivable, net of allowance for doubtful accounts of $1,008 in fiscal 2006 and $799 in fiscal 2005	30,781	32,605
Inventory	8,290	7,642
Prepaid expenses and other current assets	4,134	4,339

	104,621	104,828

Property and Equipment
Land and buildings	16,915	16,932
Computer equipment and software	49,011	46,514
Furniture, fixtures and other	3,226	3,345
Service equipment	9,160	9,267

	78,312	76,058
Less allowance for depreciation	54,809	54,303

	23,503	21,755
Other Assets
Intangible assets, net of accumulated amortization of $16,161 in fiscal 2006 and $15,840 in fiscal 2005	4,686	4,707
Goodwill	3,401	3,401
Other assets	168	168

	$136,379	$134,859

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$9,777	$11,485
Accrued expenses	8,689	13,745
Customer deposits	7,461	6,871
Deferred income	26,813	24,448
Current portion of long-term borrowings	—	400
Income Taxes payable	4,404	4,129

	57,144	61,078
Long-Term Borrowings	—	1,333
Stockholders’ Equity
Preferred stock, $100 par value—2,000,000 shares authorized: none issued
Common stock, no par value, at nominal assigned value—62,000,000 shares authorized: 38,076,411 issued and outstanding in fiscal 2006 and 37,196,216 issued and outstanding in fiscal 2005	19	19
Additional capital	89,414	85,421
Accumulated deficit	(9,012)	(12,931)
Accumulated other comprehensive loss	(1,186)	(61)

Stockholders’ equity	79,235	72,448

	$136,379	$134,859

INTERVOICE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	(In Thousands, Except Per Share Data)
	Three Months Ended
	May 31, 2005	May 31, 2004
Sales
Solutions	$21,370	$21,145
Recurring services	21,893	20,771

	43,263	41,916

Cost of goods sold
Solutions	12,804	11,980
Recurring services	6,112	7,081

	18,916	19,061

Gross margin
Solutions	8,566	9,165
Recurring services	15,781	13,690

	24,347	22,855

Research and development expenses	4,195	3,743
Selling, general and administrative expenses	15,433	14,152
Amortization of acquisition related intangible assets	252	705

Income from operations	4,467	4,255
Other income (expense)	623	367
Interest expense	(25)	(274)

Income before taxes	5,065	4,348
Income taxes	1,146	1,171

Net income	$3,919	$3,177

Net income per share — basic	$0.10	$0.09

Shares used in basic per share computation	37,530	35,847

Net income per share — diluted	$0.10	$0.08

Shares used in diluted per share computation	39,103	38,484

INTERVOICE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	(In Thousands)
	Three Months Ended
	May 31, 2005	May 31, 2004
Operating activities
Net income	$3,919	$3,177
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	1,722	2,284
Other changes in operating activities	(2,669)	(836)

Net cash provided by operating activities	2,972	4,625

Investing activities
Purchases of property and equipment	(3,132)	(933)
Other	(300)	—

Net cash used in investing activities	(3,432)	(933)

Financing activities
Paydown of debt	(1,733)	(500)
Premium on early extinguishment of debt	—	(5)
Exercise of stock options	1,493	1,583
Exercise of warrants	2,500	—

Net cash provided by financing activities	2,260	1,078

Effect of exchange rates on cash	(626)	(141)

Increase in cash and cash equivalents	1,174	4,629
Cash and cash equivalents, beginning of period	60,242	40,859

Cash and cash equivalents, end of period	$61,416	$45,488

INTERVOICE, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(Unaudited)

(In Thousands, Except Share Data)

					Accumulated Other
	Common Stock		Additional	Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit	Loss	Total
Balance at February 28, 2005	37,196,216	$19	$85,421	$(12,931)	$(61)	$72,448
Net income	—	—	—	3,919	—	3,919
Foreign currency translation Adjustment	—	—	—	—	(1,125)	(1,125)

Comprehensive income						2,794

Exercise of stock options	258,891	—	1,493	—	—	1,493
Exercise of warrants	621,304	—	2,500	—	—	2,500

Balance at May 31, 2005	38,076,411	$19	$89,414	$(9,012)	$(1,186)	$79,235

INTERVOICE, INC.
REVENUES BY PRODUCT AND GEOGRAPHY
FOR THE QUARTER ENDED MAY 31, 2005
(Unaudited)
(In thousands)

	North		Rest of
	America		World		Total
Solutions	$9,527	44.6%	$11,843	55.4%	$21,370	100.0%
Customer and Software Support	10,945	70.9%	4,490	29.1%	15,435	100.0%
Managed Services	2,608	40.4%	3,850	59.6%	6,458	100.0%

Total Sales	$23,080	53.3%	$20,183	46.7%	$43,263	100.0%

Voice Automation/IVR					$10,708	24.8%
Network Portal					3,484	8.0%
Messaging					4,848	11.2%
Payment					2,330	5.4%

Total Solutions					21,370	49.4%

Customer and
Software Support					15,435	35.7%
Managed Services					6,458	14.9%

Total Recurring Services					21,893	50.6%

Total Sales					$43,263	100.0%